Exhibit 10.m

                               MASCO CORPORATION

               1984 RESTRICTED STOCK (INDUSTRIES) INCENTIVE PLAN

                          (Restated December 6, 1995)


1.    Purpose of the Plan

      The purpose of the 1984 Restricted Stock (Industries) Incentive Plan (the "Plan") is to aid Masco Corporation (the "Company") and its subsidiaries and affiliated companies in securing and retaining key employees and consultants of outstanding ability and to motivate such individuals to exert their best efforts on behalf of the Company and its subsidiaries and affiliated companies. In addition, the Company expects that it will benefit from the added interest which such individuals will have in its welfare as a result of their ownership or increased ownership in common stock of an affiliated Company, MascoTech, Inc., a Delaware corporation (formerly Masco Industries, Inc. and referred to herein as "Industries"). For purposes of this Plan a "subsidiary" is any corporation in which the Company owns, directly or indirectly, stock possessing more than fifty percent of the total combined voting power of all classes of stock. For purposes of Paragraph 4 of the Plan, an "affiliated company" is any other corporation (and its subsidiaries) in which the Company or its subsidiaries own stock possessing at least twenty percent of the total combined voting power of all classes of stock, and for all other purposes of the Plan, an "affiliated company" is any other corporation, at least twenty percent of the total combined voting power of all classes of stock of which is owned by the Company or by one or more other corporations in a chain of corporations, at least twenty percent of the stock of each of which is held by the Company or a subsidiary or another corporation within such chain.


2.    Stock Subject to the Plan

      The total number of shares of stock that may be awarded under the Plan is 12,000,000 shares of Common Stock of Industries, $1.00 par value. Such stock may be any shares of Industries Common Stock owned by the Company. Shares of stock awarded under the Plan which are later reacquired by the Com-pany as a result of forfeiture pursuant to the Plan shall again become available for awards under the Plan.


3.    Administration

      The Board of Directors of the Company shall appoint a committee (the "Committee") consisting of three or more members of the Board of Directors who shall administer the Plan. No director









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shall become or remain a member of the Committee unless at the time of his exercise of any discretionary function as a Committee member such director is not eligible and has not at any time within one year prior to the exercise of such discretion been eligible for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to the Plan or any other plan of the Company or any of its affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates. The Committee shall have the authority, consistent with the Plan, (a) to determine the terms and conditions of each award, (b) to interpret the Plan and the agreements under the Plan, (c) to adopt, amend and rescind rules and regulations for the administration of the Plan and the awards, (d) to delegate to directors of the Company, who need not be "disinterested persons" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, the authority to amend awards granted to participants, provided such participants are not directors or officers of the Company for purposes of Section 16, and generally to conduct and adminis-ter the Plan and to make all determinations in connection therewith which may be necessary or advisable. All such actions of the Committee shall be binding upon all participants.


4.    Eligibility

      Key employees of and consultants to the Company and its subsidiaries and affiliated companies, including officers of the Company (who may also be directors, but excluding members of the Committee, any person who serves only as a director of the Company and any consultant to the Company or any of its subsidiaries or affiliated companies who is also a director of the Company), as may be selected from time to time by the Committee in its discretion, are eligible to receive awards under the Plan. The Committee shall determine in its sole discretion the number of shares to be awarded to each such partici-pant.


5.    Terms and Conditions of Awards

      All shares of Industries' Common Stock awarded to participants under this Plan shall be subject to the following terms and conditions, and to such other terms and conditions not inconsistent with the Plan as shall be contained in each Award Agreement ("Agreement") referred to in Paragraph 5(f):

            (a) At the time of each award there shall be established for the shares of each participant a "Restricted Period" of transfer which shall be not less than one year. Such Restricted Period may differ among participants and may have different expiration dates with respect to portions of shares










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      covered by the same award.  The Committee may also determine that the expiration of any Restricted Period shall be subject to such additional terms and conditions as it decides in its sole discretion and as set forth in the participant's Agreement.

            (b) Shares of stock awarded to participants may not be sold, encumbered or otherwise transferred, except as hereinafter provided, during the Restricted Period pertaining to such shares. Except for such restrictions on transfer, the participant shall have all the rights of a stockholder including but not limited to the right to receive all dividends paid on such shares (subject to the provisions of Paragraph 6) and the right to vote such shares.

            (c) If a participant ceases to be employed or retained by the Company or any of its subsidiaries or affiliated companies for any reason (including termination by reason of the fact that any corporation is no longer a subsidiary or affiliated company), other than death, per-manent and total disability, or, in the case of an employee, retirement on or after normal retirement date, all shares of stock theretofore awarded to the participant which are still subject to the restrictions imposed by Paragraph 5(b) shall upon such termination be forfeited and transferred back to the Company, provided, however, that in the event such employment or consulting relationship is terminated by action of the Company or any of its subsidiaries or affiliated companies without cause or by agreement of the Company or any of its subsidiaries or affiliated companies and the participant, the Committee may, but need not, determine that some or all of such shares shall not be forfeited but instead shall be subject to such restrictions as the Committee may establish or that some or all of such shares shall be free of restric-tions. For purposes of this Paragraph 5(c), a participant's employment or consulting arrangement shall not be considered terminated (i) in the case of transfers of employment or the consulting arrangement among the Company, its subsidiaries and affiliated companies, (ii) by virtue of a change of status from employee to consultant or from consultant to employee, or (iii) in the case of interruption in service, not exceeding one year in duration unless otherwise approved by the Committee, for ap-proved sick leave or other bona fide leave of absence.

            (d) If a participant ceases to be employed or retained by the Company or any of its subsidiaries or affiliated companies by reason of death or permanent and total disability or if any employee ceases to be employed by the Company or any of its subsidiaries or affiliated companies by reason of retirement on or after normal retirement date, the restrictions imposed by Paragraph 5(b) shall lapse with respect to the shares










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      then subject to restrictions, except to the extent provided to the con-
      trary in the Agreement.

            (e) Each certificate issued in respect of shares awarded under the Plan shall be registered in the name of the participant and deposited by the participant with the Company, together with a stock power endorsed in blank, and shall bear the following legend:

            "The sale, encumbrance, or other transfer of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including a contingent transfer obligation) contained in the Masco Corporation's 1984 Restricted Stock (Industries) Incentive Plan and an Award Agreement entered into between the registered owner and Masco Corporation. Copies of such Plan and Award Agreement are on file in the office of the Secretary of Masco Corporation, Taylor, Michigan."

            (f) The participant shall enter into an Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the award, the expiration of the Restricted Period as to the shares covered by the award, and such other matters, including com-pliance with applicable federal and state securities laws and methods of withholding or providing for the payment of required taxes, as the Committee shall in its sole discretion determine. The Committee may at any time amend the terms of any Agreement consistent with the terms of the Plan, except that without the participant's written consent no such amendment shall adversely affect the rights of the participant who is a party to such Agreement.

            (g) At the expiration of the Restricted Period as to shares covered by any award, the Company shall redeliver the stock certificates deposited with it pursuant to Paragraph 5(e) and as to which the Restricted Period has expired, as follows:

                 (1) if an assignment to a trust has been made in accordance with Paragraph 5(i), to such trust; or

                 (2) if the Restricted Period has expired by reason of death and a beneficiary has been designated in form approved by the Company, to the beneficiary so designated; or

                 (3) in all other cases, to the participant or the legal representative of the participant's estate.

      Upon written request, the Company will instruct its stock transfer agent that such certificates may be reissued without legend.










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            (h) (1) Notwithstanding any of the provisions of this Plan or instruments evidencing awards heretofore or hereafter granted hereunder, in the case of a Change in Control of the Company, each award granted at least one year prior thereto shall immediately become fully vested and non-forfeitable and shall thereupon be distributed to participants as soon as practicable, free of all restrictions.

            (2) With respect to any award granted hereunder prior to December 6, 1995, a Change in Control shall occur if:

                 (A) any "person" or "group of persons" as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") other than pursuant to a transaction or agreement previously approved by the Board directly or indirectly purchases or otherwise becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) or has the right to acquire such beneficial ownership (whether or not such right is exer-cisable immediately, with the passage of time, or subject to any condition), of voting securities representing 25% or more of the combined voting power of all outstanding voting securities of the Company; or

                 (B) during any period of twenty four consecutive calendar months, the individuals who at the beginning of such period constitute the Company's Board of Directors, and any new directors whose election by such Board or nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such Board who were either directors on such Board at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason cease to constitute at least a majority of the members thereof.

            (3) Notwithstanding the provisions of subparagraph (2), with respect to awards granted hereunder on or after December 6, 1995, a Change in Control shall occur only if the event described in this subparagraph (3) shall have occurred. With respect to any other Award granted prior thereto, a Change in Control shall occur if any of the events described in subparagraphs (2) or (3) shall have occurred, unless the holder of any such Award shall have consented to the application of this subparagraph (3) in lieu of the foregoing subparagraph (2). A Change in Control for purposes of this subparagraph (3) shall occur if, during any period of twenty-four consecutive calendar months, the individuals who at the beginning of such period constitute the Company's Board of Directors, and any new directors (other than Excluded Directors, as hereinafter defined), whose election by such Board or









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      nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such Board who were either directors on such Board at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason cease to constitute at least a majority of the members thereof. For purposes hereof, "Excluded Directors" are directors whose election by the Board or approval by the Board for stockholder election occurred within one year of any "person" or "group of persons", as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, commencing a tender offer for, or becoming the beneficial owner of, voting securities representing 25 percent or more of the combined voting power of all outstanding voting securities of the Company, other than pursuant to a tender offer approved by the Board prior to its commencement or pursuant to stock acquisitions approved by the Board prior to their representing 25 percent or more of such combined voting power.

                  (4)(A) In the event that subsequent to a Change in Control it is determined that any payment or distribution by the Company to or for the benefit of a participant, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, other than any payment pursuant to this subparagraph (4) (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then such participant shall be entitled to receive from the Company, within 15 days following the determination described in (B) below, an additional payment ("Excise Tax Adjustment Payment") in an amount such that after payment by such participant of all applicable Federal, state and local taxes (computed at the maximum marginal rates and including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Excise Tax Adjustment Payment, such participant retains an amount of the Excise Tax Adjustment Payment equal to the Excise Tax imposed upon the Payments.

                  (B)   All determinations required to be made under this
            Section 5(h)(4) , including whether an Excise Tax Adjustment Payment is required and the amount of such Excise Tax Adjustment Payment, shall be made by Cooper & Lybrand L.L.P., or such other national accounting firm as the Company, or, subsequent to a Change in Control, the Company and the participant jointly, may designate, for











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            purposes of the Excise Tax, which shall provide detailed
            supporting calculations to the Company and the affected participant within 15 business days of the date of the applicable Payment. Except as hereinafter provided, any determination by Coopers & Lybrand L.L.P., or such other national accounting firm, shall be binding upon the Company and the participant. As a result of the uncertainty in the application of Section 4999 of the Code that may exist at the time of the initial determination hereunder, it is possible that (x) certain Excise Tax Adjustment Payments will not have been made by the Company which should have been made (an "Underpayment"), or (y) certain Excise Tax Adjustment Payments will have been made which should not have been made (an "Overpayment"), consistent with the calculations required to be made hereunder. In the event of an Underpayment, such Underpayment shall be promptly paid by the Company to or for the benefit of the affected participant. In the event that the participant discovers that an Overpayment shall have occurred, the amount thereof shall be promptly repaid to the Company.

                  (C) This Section 5(h)(4)shall not apply to any Award (x) that was granted prior to February 17, 1993 and (y) the holder of which is an executive officer of the Company, as determined under the Exchange Act.

            (i) Notwithstanding any other provision of this Plan, a participant may assign all rights under any award to a revocable grantor trust established by the participant for the sole benefit of the participant during the life of the participant, and under the terms of which the participant is and remains the sole trustee until death or physical or mental incapacity. Such assignment shall be effected by a written instrument in form and content satisfactory to the Committee and the participant shall deliver to the Committee a true copy of the agree-ment or other document evidencing such trust. If in the judgment of the Committee the trust to which a participant may attempt to assign rights under an award does not meet the criteria of a trust to which an assignment is permitted by the terms of this paragraph, or if after assignment, because of amendment, by force of law or any other reason such trust no longer meets such criteria, such attempted assignment shall be void and may be disregarded by the Committee and the Company and all rights to any awards shall revert to and remain solely in the participant. Notwithstanding a qualified assignment, the participant, and not the trust to which rights under an award may be assigned, for the purpose of determining compensation arising by reason of the award shall continue to be considered an employee or consultant, as the case may be, of the Company, a subsidiary or affiliated company, but such










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      trust and the participant shall be bound by all of the terms and conditions of the Award Agreement and this Plan.

            The Committee, the Company and its officers, agents and employees may rely upon any beneficiary designation, assignment or other in-strument of transfer, copies of trust agreements and any other documents delivered to them by or on behalf of the participant which they believe genuine and any action taken by them in reliance thereon shall be conclusive and binding upon the participant, his personal representa-tives and all persons asserting a claim based on an award granted pursuant to this Plan. The delivery by a participant of a beneficiary designation, or an assignment of rights under an award as permitted by this Paragraph 5(i), shall constitute the participant's irrevocable undertaking to hold the Committee, the Company and its officers, agents and employees harmless against claims, including any cost or expense in-curred in defending against claims, of any person (including the participant) which may be asserted or alleged to be based upon an award subject to a beneficiary designation or an assignment. In addition, the Company may decline to deliver shares to a beneficiary until it receives indemnity against claims of third parties satisfactory to the Company. Issuance of shares as to which restrictions have lapsed in the name of, and delivery to, the trust to which rights may be assigned shall be con-clusively considered issuance and delivery to the participant.

            (j) The Committee, in its discretion and in accordance with the procedures established by the Committee, may permit the participant to satisfy, in whole or in part, the applicable income tax withholding obligations when the restrictions imposed by Paragraph 5(b) lapse: (1) in the case of participants who are employees of or consultants to Industries or any of its subsidiaries, by having withheld from the shares as to which the Restricted Period has expired or by delivering from shares of Common Stock of Industries owned by the participant such number of shares having a fair market value equal to the amount needed to satisfy such obligations; or (2) in the case of all other participants, by having withheld from the shares as to which the Restricted Period has expired or by delivering from shares of Common Stock of Industries or common stock of the Company owned by the partic-ipant such number of shares having a fair market value equal to the amount needed to satisfy such obligations.


6.   Changes in Capitalization

      In the event there is a change in, reclassification, subdivision or combination of, stock dividend on, or exchange of stock by Industries for its outstanding Common Stock, the maximum









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aggregate number and class of shares as to which awards may be granted under the Plan may be appropriately adjusted by the Committee whose determination thereof shall be conclusive. Unless the Committee shall determine otherwise, any shares of stock or other securities received by a participant with respect to shares still subject to the restrictions imposed by Paragraph 5(b) will be subject to the same restrictions and shall be deposited with the Company.

      If Industries shall be consolidated or merged with another corporation, the stock, securities or other property which a participant is entitled to receive by reason of his ownership of the shares of stock subject to the restrictions imposed pursuant to Paragraph 5(b) shall be subject to the same or equivalent restrictions unless the Committee shall determine otherwise.


 7.   Amendment of the Plan

      The Board of Directors may from time to time amend or discontinue the Plan, except that without the approval of Stockholders of the Company no amendment shall increase the total number of shares which may be awarded under the Plan, extend the date for awards of shares under the Plan beyond December 31, 1999 or change the standard of eligibility to participate in the Plan.
The total number of shares which may be awarded under the Plan may, however, be adjusted without stockholder approval pursuant to the adjustment provisions described in Paragraph 6 hereof.


8.    Effective Date and Termination of Plan

      The Plan shall become effective when approved by the stockholders of the Company and no shares may be awarded under the Plan after December 31, 1999.
























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